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As filed with the Securities and Exchange Commission on May 10, 2012

Registration No. 333-179487

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQT Midstream Partners, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	4922 (Primary Standard Industrial Classification Code Number)	37-1661577 (IRS Employer Identification Number)

625 Liberty Avenue
Pittsburgh, Pennsylvania 15222
(412) 553-5700
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Philip P. Conti
625 Liberty Avenue
Pittsburgh, Pennsylvania 15222
(412) 553-5700
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Joshua Davidson Laura Lanza Tyson Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002-4995 (713) 229-1234	David P. Oelman Matthew R. Pacey Vinson & Elkins L.L.P. First City Tower 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        This Amendment No. 2 is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-1 (File No. 333-179487) and no changes or additions are being made hereby to the preliminary prospectus which forms a part of the Registration Statement or to Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, 16(b) and 17 of Part II of the Registration Statement have been omitted from this filing.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    Exhibits and Financial Statement Schedule.

(a)
Exhibits.

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
3.1	**	Certificate of Limited Partnership of EQT Midstream Partners, LP
3.2		Form of First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP
3.3	**	Certificate of Formation of EQT Midstream Services, LLC
3.4		Form of First Amended and Restated Limited Liability Company Agreement of EQT Midstream Services, LLC
5.1		Form of Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
8.1		Form of Opinion of Baker Botts L.L.P. relating to tax matters
10.1		Form of Contribution, Conveyance and Assumption Agreement
10.2		Form of Omnibus Agreement
10.3		Form of Operation and Management Services Agreement
10.4	*	Form of Revolving Credit Agreement
10.5		Form of EQT Midstream Services, LLC 2012 Long-Term Incentive Plan
10.6		Form of Phantom Unit Award Agreement
10.7		Form of TSR Performance Award Agreement
10.8		Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and EQT Energy LLC, dated September 21, 2010.
10.9		Form of Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC
10.10		Form of Transportation Service Agreement Applicable to No-Notice Firm Transportation Service Under Rate Schedule NOFT between Equitrans, L.P. and Equitable Gas Company, LLC
10.11		EQT Guaranty dated April 25, 2012, executed by EQT Corporation in favor of Equitrans, L.P.
10.12		Sublease Agreement between Equitrans, L.P. and EQT Production Company, effective March 1, 2011.
10.13		Amendment of Sublease Agreement between Equitrans, L.P. and EQT Production Company, dated April 5, 2012
10.14		Form of Sunrise Facilities Lease Agreement by and between Equitrans, L.P. and Sunrise Pipeline, L.L.C.
21.1	*	List of Subsidiaries of EQT Midstream Partners, LP
23.1	**	Consent of Ernst & Young LLP
23.2		Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)
23.3		Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)
24.1	**	Powers of Attorney

*
To be filed by amendment.

**
Filed previously.

II-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on May 10, 2012.

EQT Midstream Partners, LP
By:	EQT Midstream Services, LLC its general partner
By:	/s/ PHILIP P. CONTI
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the listed capacities on May 10, 2012:

Name		Title	Date

* David L. Porges		Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 10, 2012
/s/ PHILIP P. CONTI Philip P. Conti		Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 10, 2012
* Theresa Z. Bone		Vice President and Principal Accounting Officer	May 10, 2012
* Randall L. Crawford		Director	May 10, 2012
* Lewis B. Gardner		Director	May 10, 2012
*By:	/s/ PHILIP P. CONTI Philip P. Conti Attorney-in-fact

II-2

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 16. Exhibits and Financial Statement Schedule.
SIGNATURES